EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Airship AI Holdings, Inc. of our report dated February 16, 2026, relating to the consolidated financial statements, which appears in Airship AI Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Santa Rosa, California

May 11, 2026